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                                                                   EXHIBIT 23.17


BOARD OF DIRECTORS
PERCO GROUP LTD





We consent to the incorporation by reference in the Registration Statement
(No. 333-41419-99) on Form S-3 of United Rentals, Inc. of our report dated February 2, 1998, except as to note 14 which is as of May 22, 1998, with respect to the consolidated financial statements of Perco Group Ltd as of December 31, 1997 which report appears in the Form 8-K of United Rentals, Inc. dated
December 24, 1998.


KPMG LLP

Montreal, Canada
January 5, 1999